As filed with the Securities and Exchange Commission on _____________, 2010
Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIM HOLDING GROUP

(Exact name of Registrant as specified in its charter)

Nevada	3990	20-0937461

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

TRIM HOLDING GROUP

300 Center Ave. Suite 202

Bay City, MI 48708

Tel: (989) 509-5954

(Address and telephone number of principal executive offices and principal place of business)

National Registered Agents, Inc. of NV
1000 East Williams St. Suite 204
Carson City, NV 89701

Tel: (800) 562-6429

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

H. Grady Thrasher, Esq.
Joyce, Thrasher, Kaiser & Liss, LLC

Five Concourse Pkwy Suite 2350

Atlanta, GA 30328

Tel: (404) 760-6000

Fax: (404) 760-0225

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by the Selling Stockholder.

{00157815.2 }

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer		Accelerated filer	

Non-accelerated filer		Smaller reporting company	[x]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (1)
Common Stock, $0.0001 par value	6,000,000	$7.00	$42,000,000	$2,994.60
Common Stock, $0.0001 par value issuable upon exercise of warrants	9,000,000(2)	$7.00	$63,000,000	$4,491.90

———————

(1)  Calculated pursuant to Rule 457(o) under the Securities Act of 1933. Trim Holding Group previously paid $7,486.50 as a filing fee in connection with its withdrawn registration statement originally filed January 7, 2010, all of which is being used to offset the current Registration Fee.

(2)  Issuable upon exercise of warrants issued to Selling Stockholder pursuant to a purchase agreement between Registrant and Selling Stockholder (Please see the section of the Prospectus titled “The Purchase Agreement”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

}

The information in this prospectus is not complete and may be changed.  This prospectus is included in the registration statement that was filed by us with the U.S. Securities and Exchange Commission.  These securities may not be sold until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION

DATED August 25, 2010

TRIM HOLDING GROUP

Up to 15,000,000 Shares of Common Stock

                This prospectus relates to the resale by Allkey Ltd., a United Kingdom registered entity (the “Selling Stockholder”) of up to 15,000,000 shares of our common stock, including up to 9,000,000 shares of common stock underlying warrants exercisable at $7.00 per share.  The prices at which Selling Stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.  See “Plan of Distribution” on page 15 for a description of how the Selling Stockholder may dispose of the shares covered by this prospectus.  We do not know when or in what amount the Selling Stockholder may offer the shares for sale.  We will not receive proceeds from the sale of our shares by the Selling Stockholder.  We have agreed to pay for certain expenses related to the registration of the shares of common stock pursuant to the registration statement of which this prospectus forms a part.

                Our common stock, par value $0.0001 per share, currently trades on the Pink Sheets (OTCQB) under the symbol “TRHG.”

                The Selling Stockholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

                Investing in these securities involves a high degree of risk.  See “Risk Factors” on page 2 of this prospectus.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2010.

}

}

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, the “Risk Factors” section on page 2, and the financial statements and the notes to the financial statements beginning on page F-1. In this prospectus, the “Company,” “we,” “us” and “our” refer to Trim Holding Group.

Corporate Background

We are a development stage company originally incorporated in the state of Delaware under the name TNT Designs Inc. (“TNT”).  At the time of our inception, we were engaged in the business of marketing and distributing scarves, handbags and other products from India.  On October 7, 2009, we merged with and into Trim Nevada Inc., a Nevada corporation, for the purpose of changing our domicile from Delaware to Nevada.  As part of the merger, we changed our name to Trim Holding Group.   Following the merger, we changed our business, and we are now engaged in designing, marketing, and selling products in the Health Care and Environmental Quality sectors.  More specifically, we are focused on acquiring products or businesses in this sectors.

Our office is currently located at 300 Center Ave. Suite 202, Bay City, MI 48708.  Our telephone number is (989) 509-5954.  Our website can be found at www.trimholdgroup.com.

The Offering

On August 6, 2010, we entered into a purchase agreement (the “Purchase Agreement”) with Selling Stockholder, together with a registration rights agreement (the “Registration Rights Agreement”), whereby within ten (10) days of the execution date of the Purchase Agreement (the “Closing Date”), we agreed to sell to Selling Stockholder and Selling Stockholder agreed to purchase from us, at the price of US $7.00 per share, Six Million (6,000,000) shares of common stock (the “Shares”) and Nine Million (9,000,000) warrants (the “Warrants”), with each warrant entitling Selling Stockholder the option to purchase one share of our common stock (the “Warrant Shares”) at an exercise price of US $7.00 per share.  The Warrants will expire two years from the date of issuance. The total purchase price for the Shares and Warrants is Forty Two Million and No/100 dollars (US $42,000,000.00), payable in periodic tranches as directed by us over the course of a maximum seven month period (the “Periodic Payment”). The first Periodic Payment of Seven Million and No /100 Dollars (US $7,000,000.00) is due ninety (90) days from the Closing Date unless Purchaser exercises its registration rights pursuant to the Registration Rights Agreement within thirty (30) days of the Closing Date, in which case, the first Periodic Payment is due ten (10) days after the effective date of the registration statement of which this prospectus forms a part.

Pursuant to the Registration Rights Agreement, within thirty (30) days of August 6, 2010, we are required to file a registration statement that includes this prospectus with the U.S. Securities and Exchange Commission (“SEC”) covering the Shares and Warrant Shares underlying the Warrants that have been issued to Selling Stockholder under the Purchase Agreement.

Prior to the consummation of the transactions described above, there were 2,260,000 shares of our common stock issued and outstanding.  As of August 25, 2010, following the issuance of the Shares pursuant to the Purchase Agreement, there were 8,260,000 shares of our common stock issued and outstanding. 15,000,000 shares of our common stock are offered hereby consisting of 6,000,000 shares that have been issued to Selling Stockholder pursuant to the Purchase Agreement and a total of up to 9,000,000 shares underlying warrants issued to Selling Stockholder at an exercise price of $7.00 per share. If all of the 15,000,000 shares offered by Selling Stockholder hereby were issued and outstanding as of August 25, 2010, such shares would represent approximately 87% of the total common stock outstanding.

1

Common Stock Offered by Selling Stockholder:

Up to 15,000,000 shares, including the following:

        -   6,000,000 shares of common stock; and

        -   up to 9,000,000 shares of common stock issuable upon the exercise of certain warrants at an exercise price of $7.00 per share.

Common Stock Outstanding:	As of August 25, 2010, 8,260,000 shares of our common stock were issued and outstanding.

Market for the common shares:

Before the merger (as described in the Corporate Background Section) on October 7, 2009, we traded on the OTC Bulletin Board under the name TNT Designs, Inc. and trade symbol “TNTD”. After the merger on October 7, 2009, we changed our name and business and symbol to “TRHG”.  On February 23, 2010, we were removed from the OTC Bulletin Board due to non-timely filings of periodic reports; presently, we are quoted on the Pink Sheets (OTCQB).

Dividends:

We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to shareholders.

Use of Proceeds:

We will not receive any proceeds from the sale by Selling Stockholder of our common stock covered by this prospectus.  However, we will receive proceeds from the exercise of the Warrants (if the Warrants are exercised), the underlying shares of which are included in the registration statement of which this prospectus is a part. The proceeds from the Purchase Agreement, as described in further detail in the Use of Proceeds section of this prospectus, will be used for working capital, production, sales and marketing of personal care massaging devices, improvements and expansion of our corporate headquarters and campus, research and development, and general corporate purposes.

2

RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT

RISKS RELATING TO OUR COMPANY

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve sufficient revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise.  We changed our business following our change of domicile on October 7, 2009.  We previously were engaged in the business of marketing and distributing scarves, handbags and other products from India.  We are now focused on acquiring products or businesses in the Health Care and Environmental Quality sectors.

In particular, potential investors should be aware that we have not proven that we can:

•	raise sufficient capital in the public and/or private markets;

•	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

•	respond effectively to competitive pressures; or

•	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business.  Investing in us is a highly speculative venture involving significant financial risk.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably.  Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in marketing our products. As such, there is a substantial risk that we will not be successful in generating sufficient operating revenues or in achieving profitable operations, irrespective of competition.

3

Because our management is inexperienced in operating a business in either the Health Care sector or the Environmental Quality sector, our business plans may fail.

Our management does not have any specific training in running a business in the Health Care and Environmental Quality sectors. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our Company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

We may experience substantial cost overruns in designing, producing and marketing our products and we may not have sufficient capital to successfully complete the production and marketing of our products.

The commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the products through prominent marketing channels and / or other methods of promotion. We may experience substantial cost overruns in designing and producing and marketing our products, and we may not have sufficient capital to successfully complete our projects. We may not be able to develop or market our products because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors.

Because we may be forced to incur debt in the future on less than favorable terms, the resulting strain on our cash flow may impair our business operations.

In order to fund operations, we may issue debt instruments which will have a senior claim on our assets in the event of a sale of assets.  Future debt service may cause strain on cash flow and impair business operations.

Customers, dealers and distributors may not purchase our products.

Customers, dealers and distributors may not accept and use our products or may prefer the products of a competitor to our own products. Acceptance and use of our future products will depend upon a number of factors including:

1) pricing relative to competing products;

2) nature and extent of market appeal;

3) effectiveness of marketing and distribution efforts by us and our dealers and distributors, if any; and

4) ability to easily and timely fill and deliver orders to customers and eventually to dealers and distributors.

There can be no assurance that our products will gain market acceptance.  If and when we release our products on the market, if they fail to achieve market acceptance, our business, operating results and financial condition would be adversely affected.

Because our officers are free to devote time to other ventures, shareholders may not agree with their allocation of time.

Our officers will devote only that portion of their time, which, in their judgment and experience, is reasonably required for the management and operation of our Company and our business.  Executive management may have conflicts of interest in allocating management time, services and functions among us and any present and future ventures which are or may be organized by our officers.  Mr. Louis Bertoli is our President, CEO, and Chairman of the Board.  He has served in these positions since our inception, and manages our daily operations, as well as heading up our development efforts. Since September 2006, Mr. Bertoli has served as a director of Gioto & Sons Ltd., and also currently serves as a director of AIRAM Ltd.

4

Mr. Nitin Amersey is our CFO, Secretary, Treasurer, and serves as a director of the Company. Mr. Amersey was elected as a director of Environmental Solutions Worldwide and has served as a member of the board since January 2003. In addition to his service as a board member of Environmental Services Worldwide, Mr. Amersey has been Chairman of Scothalls Limited, a private trading firm since 1978. Mr. Amersey has also served as President of Circletex Corp., a financial consulting management firm since 2001 and has served as chairman of Midas Touch Global Media Corp. from 2005 to the present. He is also Chairman of Hudson Engineering Industries Pvt. Ltd. and of Trueskill Technologies Pvt. Ltd., private companies domiciled in India. He is also the Chairman of ABC Acquisition Corp. 1502, a public corporation.

Despite Mr. Bertoli’s and Mr. Amersey’s services to these other organizations, however, they do not believe that it represents any conflict of interest with their duties as officers and directors of us.  Shareholders, however, may not agree with their allocation of time and interest in these other entities.

Management will not be required to direct Registrant as their sole and exclusive function, and they may have other business interests and engage in other activities in addition to those relating to Registrant.  This includes rendering advice or services of any kind to other investors and making or managing other investments or competing products.  Neither Registrant nor any of its shareholders shall have the right to such other ventures or activities, or to the income or proceeds derived therefrom.

The loss of Louis Bertoli or Nitin Amersey, our sole officers, or our inability to recruit a suitable replacement, may harm our business.

We will be highly dependent on Mr. Bertoli and Mr. Amersey for the management and operation of our Company. We do not maintain key man life insurance on Mr. Bertoli or Mr. Amersey. The loss of their services would have a material adverse effect on proposed business and operations. Competition for senior management, marketing and technical personnel in our industry is significant, and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for Mr. Bertoli and Mr. Amersey. In addition, if Mr. Bertoli or Mr. Amersey joins a competitor or forms a competing company, he may compete with us for customers, suppliers and/or business partners and other key professionals and staff members of our Company. We compete for qualified personnel with other companies who offer similar products to ours and marketing firms. Intense competition for these personnel could cause our compensation cost to increase significantly, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of Mr. Bertoli and Mr. Amersey and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

5

Because our officers have only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Louis Bertoli, our president and CEO, and Nitin Amersey, our CFO and secretary, each devote 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Bertoli or Mr. Amersey, nor do we maintain key life insurance for them. Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of our management, it is possible that current management may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

We will require additional capital to continue operations.

As of August 25, 2010 we had cash on hand of $9,042 and current liabilities of $227,500.  Upon the effectiveness of this Registration Statement, Selling Stockholder is required to pay to us $42,000,000 over a period of seven months for the shares it has acquired.  We may need additional financing in the future if this amount is insufficient to operate our business, develop and execute a marketing program and address all necessary infrastructure concerns.  There can be no assurance that we will be successful in our capital raising efforts.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have been experiencing unusual volatility and disruption for more than eighteen months. We require sufficient liquidity to pay our operating expenses. Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer. Disruptions, uncertainty or volatility in the capital and credit markets may limit our access to capital required to operate our business. Such market conditions may also limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to operate and grow our business. As such, we may be forced to delay raising capital or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by disruptions in the financial markets.

Our revenues and earnings could be materially and adversely affected if we cannot anticipate market trends or enhance existing products or achieve market acceptance of new products.

Potential consumers of our products have several competitors’ products to choose from and we must compete with these products in order to sell our products and generate revenues. Our success is dependent on our ability to successfully anticipate and respond to changing consumer demands and trends in a timely manner, as well as expanding into new markets and developing new products. We may not be successful in developing, marketing and releasing new products that respond to technological developments or changing customer needs and preferences. We may also experience difficulties that could delay or prevent the successful development, introduction and sale of these new products. In addition, these new products may not adequately meet the requirements of the marketplace and may not achieve any significant degree of market acceptance. If release dates of any future products or enhancements to our products are delayed, or if these products or enhancements fail to achieve market acceptance when released, our sales volume may decline and earnings would be materially and adversely affected. In addition, new products or enhancements by our competitors may cause customers to defer or forego purchases of our products, which could also materially and adversely affect our revenues and earnings.

Because Selling Stockholder currently owns 6,000,000 shares, or 73% of our issued and outstanding common stock, investors may find that corporate decisions influenced by Selling Stockholder are inconsistent with the best interests of other stockholders.

6

Selling Stockholder currently owns 6,000,000 shares, or 73% of our issued and outstanding common stock. Accordingly, Selling Stockholder will have the ability to completely influence and determine the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Selling Stockholder may still differ from the interests of the other stockholders.

Because Selling Stockholder currently owns 6,000,000 shares, or 73% of our issued and outstanding common stock, the market price of our shares would most likely decline if Selling Stockholder was to sell a substantial number of shares all at once or in large blocks.

Selling Stockholder currently owns 6,000,000 shares, or 73% of our issued and outstanding common stock. As such, if Selling Stockholder was to sell, at any price, a substantial number of shares all at once or in large blocks, this may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price.

Ensuring that we have adequate internal financial and accounting controls and procedures in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. We may in the future discover areas of our internal financial and accounting controls and procedures that need improvement.

In addition, Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting. . We will be testing our internal controls in connection with the Section 404 requirements and could identify areas for further attention or improvement. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors, officers and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

7

Because our articles of incorporation and bylaws and Nevada statutes limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our articles of incorporation, bylaws and Nevada statutes, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence.  Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

   RISKS RELATING TO OUR INDUSTRY

If the market for our products does not continue to develop, or develops more slowly than we expect, our business may be harmed.

Some of the markets for our products in the application areas that we target are relatively new and, to a large extent, unproven, and it is uncertain whether our products will achieve and sustain high levels of demand and market acceptance. Our prospective customers may not be familiar with our products or technology in general, or may have traditionally used other products and technologies that are similar to ours. Consumers may need to be educated on the benefits of the use of our technologies and products. These educational efforts may not be successful, and as a result, we may have difficulties in selling the products.

The market for our products is highly competitive, and if we fail to compete successfully, our business and results of operations would be significantly harmed.

We face significant competition in our industry from both established and emerging players. We may also face competition from companies that will expand into our industry in the future.

As many of the markets for our initial product and other products and services we are considering moving into are new and evolving, winning key potential customer and distribution accounts early in our growth will be critical to our ability to develop and grow our business. Competition for key potential distributor accounts is intense. Failing to obtain orders from key potential customers and/or distributors, for competitive reasons or otherwise, and delays in the timing of product shipments under the orders we do obtain, would materially adversely affect our operating results, business and prospects.

Many of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we have. As a result, some of these competitors are able to devote greater resources to the development, promotion, sale and support of their products, and may be able to leverage sales of other product lines and existing relationships with customers in connection with the marketing and sales of products such as ours. Consolidation in our industry could intensify the competitive pressures that we face because these consolidated competitors may have longer operating histories and significantly greater financial, technical, marketing and other resources than we have. Many of our existing and potential competitors are better positioned than us to acquire other companies, technologies or products.

Our ability to compete successfully depends on a number of factors, including our ability to:

•	produce quality products;

•	effectively market our products;

•	provide high quality customer support;

•	price and sell the products in a manner that is appealing to potential customers;

•	develop and maintain a favorable reputation among our customers, potential customers, and key businesses that would promote our products;

•	the financial ability to withstand downturns in the general economic environment or conditions that would slow sales of our products; and

•	retain and expand a technical and executive team.

8

We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, and this requires resources. There can be no assurance that we will have sufficient financial resources to maintain our business development, marketing, sales and customer support efforts on a competitive basis, or that we will be able to maintain a competitive advantage with our products.

We may become subject to intellectual property infringement claims and other litigation that might be costly to resolve and, if resolved adversely, may harm our operating results or financial condition.

Third parties could, in the future, claim that our products infringe their intellectual property rights. Any claim, with or without merit, could result in costly litigation or require us to reengineer or cease sales of our products or services, any of which could have a material adverse effect on our business. Negative developments with respect to lawsuits could cause our stock price to decline, and an unfavorable resolution of any particular lawsuit could have an adverse and possibly material effect on our business prospects, financial condition and results of operations.

Infringement claims could also result in an injunction barring the sale of our products or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms favorable to us or at all. The failure to obtain a license on commercially reasonable terms or the entry of an award of monetary damages against us or our indemnities or an injunction that impairs our ability to market certain products or services could have a material adverse affect on our business, results of operation, financial condition or prospects.

If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

Because we anticipate many of our products will be intended for consumer use, we may be subject to liability for any accidents or injury that may occur in connection with the use of these products or due to claims of defective design, integrity or durability of the products. We do not currently maintain liability insurance coverage for such claims, and we may not be able to obtain such insurance at a price we can afford. Product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt the sale of our products until we are able to remedy the product defects. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

The seasonality of our business, as well as changes in consumer spending and economic conditions, may cause our quarterly operating results to fluctuate and cause our stock price to decline.

9

Our net revenue and operating results may vary significantly from quarter to quarter. The main factors that may cause these fluctuations are:

	seasonal variations in operating results;

	variations in the sales of our products to our significant customers and distributors;

	variations in manufacturing and supplier relationships;



if we are unable to correctly anticipate and provide for inventory requirements from quarter to quarter, we may not have sufficient inventory to deliver our products to our customers and distributors in a timely fashion or we may have excess inventory that we are unable to sell;

	the discretionary nature of our customers’ demands and spending patterns;

	changes in market and economic conditions; and

	competition.

Our products may contain defects, which could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources and increased service costs, warranty claims and litigation.

We anticipate that many of the products we intend to develop or acquire will be complex and will need to meet stringent user requirements. In addition, we must develop these products to keep pace with rapidly changing markets. Sophisticated electronic and mechanical products like ours are likely to contain undetected errors or defects, especially when first introduced or when new models or versions are released. The products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of our products and jeopardize our relationship with vendors and distributors. End users may also reject or find issues with our products and have a right to return them even if the products are free from errors or defects. In either case, returns or quality issues could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs, and warranty claims and litigation which could harm our business, results of operations and financial condition.

We will depend on a limited number of suppliers and assemblers for critical components and products, and our dependence on these suppliers and assemblers may result in increased operating costs, production delays and other material adverse effects.

We expect that the cost, quality and availability of some components used to produce our products will be critical to the success of those products. We will likely rely on a sole source or a limited number of suppliers for some of the key components, which we will use in some of our products. Our sole reliance on these sources suppliers will involve risks, including limited control over the price, timely delivery and quality of such components. These limited or sole source suppliers may become unable or unwilling to deliver these components to us at an acceptable cost or at all. Any required changes in our suppliers could cause material delays in our production operations and increase our production costs. In addition, in the future our suppliers may not be able to meet our demands regarding volume, quality or timeliness. We may not be able to continue to use or obtain critical components in a timely or cost effective manner, or at all, and this could adversely affect our business, prospects and operating results.

10

Changes in industry standards and government regulation could adversely affect our ability to sell our products and impair our operating results.

If industry standards have been developed in any of our potential markets, then we will design our products to comply with these standards in order to encourage widespread market adoption of our technology. Changes in industry standards, or the development of new industry standards, may make our products obsolete. Our ability to compete effectively may depend on our ability to adapt our products to support relevant industry standards. We may be required to invest significant effort and to incur significant expense to redesign our products to address relevant standards. If our products do not meet relevant industry standards, including compliance with any qualification or certification processes, or if we are delayed in obtaining such certification, we could miss sales opportunities and our revenue would decline, adversely affecting our operating results, financial conditions, business and prospects.

In addition, regulations or standards adopted by other countries may require us to redesign our existing products or develop new products to be able to sell products in those countries. For example, foreign governments may impose regulations or standards with which our products do not comply.  These regulations would impair our ability to sell our products in these markets, limiting our opportunities to generate revenue.

We likely will be subject to various environmental laws and regulations that could impose substantial costs upon us and may adversely affect our business, operating results and financial condition.

If we are unsuccessful in developing and introducing new products and enhancements, our operating results and competitive position may be harmed.

An important element of our development and growth strategy is the development and introduction of new products that will open up new revenue streams for us. We will commit resources to developing new products for our target markets, improving performance and reliability, and reducing costs. We cannot assure you that we will be successful in developing and introducing new products, or that any new products we do introduce will meet with commercial acceptance. Our failure to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development of new and enhanced products, which could result in product obsolescence, decreased revenue and/or a loss of market share to competitors.

We may be unable to successfully manage and expand our international operations. In addition, our international operations are subject to a variety of risks that may adversely affect our business.

We anticipate growing our business in part by developing international operations. Our international operations will involve a variety of risks, including:

•	unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•	more stringent regulations relating to data privacy and the unauthorized use of, or access to, commercial and personal information;

•	lack of established standards or regulations for our products;

•	greater difficulty in supporting and localizing our products;

•	different or unique competitive pressures as a result of, among other things, the presence of local businesses and other market players;

•	limited or unfavorable intellectual property protection;

•	changes in a specific country’s or region’s political or economic conditions;

•	differing regulations with regard to maintaining operations, products and public information;

•	differing labor regulations; and

•	restrictions on repatriation of earnings.

11

If we are unable to manage and expand our international business in a timely and cost-effective manner in response to increased overseas demand, we could miss sales opportunities and our revenue would decline, adversely affecting our operating results, business and prospects. If we invest substantial time and resources to expand our international operations and are unable to do so successfully and in a timely manner, our business, prospects and operating results will suffer.

RISKS RELATING TO OUR SECURITIES

If Allkey Ltd. exercises its put rights, and we are unable to satisfy such rights or renegotiate the terms, we will become insolvent and our business will fail.

On December 31, 2009, we issued 3,750,000 Series 1 Class P-2 preferred shares to Allkey Ltd. to acquire certain patent and other rights in a personal massaging device.  We granted Allkey Ltd. the right to put the shares back to us on or after December 31, 2012, which if exercised, would require us to repurchase the shares for $26,250,000.  If Allkey Ltd. exercises its put rights, and we are unable to satisfy such rights or renegotiate the terms, we will become insolvent and our business will fail.

The sale of our common stock to Selling Stockholder may cause dilution and the sale of the shares of common stock acquired by Selling Stockholder could cause the price of our common stock to decline.

In connection with entering into the Purchase Agreement with Selling Stockholder, we authorized the sale to Selling Stockholder of up to 15,000,000 shares of our common stock.  The number of shares ultimately offered for sale by Selling Stockholder hereunder is dependent upon the exercise of its common stock purchase warrants issued to them pursuant to the Purchase Agreement.  All 15,000,000 shares registered in this offering are expected to be freely tradable.  Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline.  The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.   Moreover, sales of our common stock to Selling Stockholder by us under the Purchase Agreement and the exercise of the outstanding warrants by Selling Stockholder may result in substantial dilution to the interests of other holders of our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 100,000,000 shares of preferred stock. Our board of directors has issued a series of preferred stock that grants to such holders rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we issue additional shares of preferred stock, your rights as holders of our common stock could be impaired, including, without limitation, dilution of your ownership interests in the Company. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your best interest as holders of common stock.

12

Our common shares may be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

• that a broker or dealer approve a person’s account for transactions in penny stocks; and

• the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

• obtain financial information and investment experience objectives of the person; and

• make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

• sets forth the basis on which the broker or dealer made the suitability determination; and

• that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is currently no liquid trading market for our common stock, and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. Our common stock currently trades on the Pink Sheets (OTCQB) under the symbol “TRHG”.  As a result, investors may be unable to sell their shares of our common stock. We cannot predict how liquid the market for our common stock might become.

Furthermore, for companies whose securities are quoted on the Pink Sheets (OTCQB), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

13

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not presently intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

For the indefinite future, we intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

You should consider the United States federal income tax consequences of owning our securities.

There are risks associated with the United States federal income tax consequences of owning our common stock. Because the tax consequences of owning our common stock are complex and certain tax consequences may differ depending on the holder's particular tax circumstances, each potential investor should consult with and rely on its own tax advisor about the tax consequences. In addition, there can be no assurance that the United States federal income tax treatment currently applicable to owning our common stock will not be modified by legislative, administrative, or judicial action that may have a retroactive effect. No representation or warranty of any kind is made with respect to the acceptance by the Internal Revenue Service or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its tax return.

14

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder.  We will receive no proceeds from the sale of shares of common stock in this offering.  However, we will receive proceeds from the sales of our common stock and upon any exercise of warrants, the underlying shares of which are included in the registration statement of which this prospectus is a part.  We intend to utilize the proceeds we receive from the sale of our common stock and upon exercise of the warrants as follows:

•	$3,700,000 for working capital;

•	$1,400,000 towards marketing & advertising costs of personal care massaging devices in the USA, Canada, and Mexico;

•	$5,000,000 towards purchasing supplies for personal care massaging devices in the USA, Canada, and Mexico;

•	$900,000 towards moulds, plants and framework related to the products;
•	$800,000 towards shipment, transport and stock of personal care massaging devices in the USA, Canada, and Mexico;

•

$13,200,000 towards improvements of our corporate headquarters and campus as allocated as follows: $12,000,000 for the construction of buildings which will consist of a head office/showroom, a warehouse facility, a production facility including interior decorations, furnishings and electronic equipment; and $1,200,000 to purchase approximately 90/100 acres of land;

•

$15,000,000 will be reserved for the potential acquisition of products and/or businesses in the health care and environmental businesses in particular focused on bio-products or bio-based products or renewable bio-resource sectors, and on bio-energy and renewable energy systems (1);

•	$2,000,000 to be set aside for research and development in the health care and environmental sectors (1).

(1)  We have not yet identified, as acquisition targets, specific products or businesses in these named industries.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares and the exercise price of the Warrants were arbitrarily determined by us and do not necessarily bear any relationship to our book value, assets, past operating results, financial conditions or any other established criteria of value.

15

THE SELLING STOCKHOLDER

Allkey Ltd. is the Selling Stockholder who may sell its shares under this prospectus from time to time.

The following table also provides certain information with respect to Selling Stockholder’s ownership of our common stock, the total number of common stock it may sell under this prospectus from time to time, and the number of common stock it will own thereafter assuming no other acquisitions or dispositions of our securities. Selling Stockholder can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that Selling Stockholder will sell all shares covered by this prospectus.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. See our discussion entitled “Plan of Distribution” for further information regarding the Selling Stockholder’s method of distribution of these shares.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Before Offering(2) (4)	Number of Shares of Common Stock Underlying Warrants Owned Before Offering	Number of Shares of Common Stock Offered in this Offering(2)	Number of Shares of Common Stock Owned After Offering(3) (4)	Percentage Owned After Offering(3) (4)

Allkey Ltd. (1)	15,000,000	9,000,000	15,000,000	0	0

(1) Luciano Marinelli, the principal of Selling Stockholder and beneficial owner of 98% of the shares of the issued and outstanding common stock of Selling Stockholder, will have voting and disposition power over the shares being offered in this prospectus.

(2) Includes up to 9,000,000 shares of common stock underlying the warrants issued to Selling Stockholder pursuant to the Purchase Agreement.

(3) Assumes that all common stock shares will be resold by the Selling Stockholder after this offering.

(4)  We issued 3,750,000 Series 1 Class P-2 Shares of preferred stock to Selling Stockholder pursuant to a patent agreement we entered into with Selling Stockholder on December 31, 2009.  The Series 1 Class P-2 Shares issued to Selling Stockholder under the patent agreement, if elected, are convertible to common stock at a rate of 1:1. As of the time of filing, Selling Stockholder has not converted their Series 1 Class P-2 Shares into common stock.

16

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the Selling Stockholder.  The common stock may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  The sale of the common stock offered by this prospectus may be affected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.  In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent.  The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

Selling Stockholder is an “underwriter” within the meaning of the Securities Act.

Neither we nor Selling Stockholder can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, but we are not obligated to pay any other expenses related to the offering and sale of the shares to the public.  We have also agreed to indemnify Selling Stockholder and related persons against specified liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised Selling Stockholder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered by this prospectus.

17

Penny Stock Regulations

You should note that our stock may be considered a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If our securities become subject to the penny stock rules, additional sales practice requirements will be imposed on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 400,000,000 shares of common stock with a par value of $0.0001, of which 8,260,000 shares are issued and outstanding as of August 25, 2010. Each holder of our shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock. We have designated 25,000,000 shares of our preferred stock as Series 1, Class P-1 stock with a par value of $8.75 per share (“Class 1 Shares”)   We have designated 75,000,000 shares of Series 1, Class P-2 stock with a par value of $7.00 per share (“Class 2 Shares”).

22,000 Series 1 Class P-1 Shares (as defined herein) and 3,750,000 Series 1 Class P-2 Shares (as defined herein) are issued and outstanding as of August 25, 2010.

Each Class 1 Share has voting right equivalent to 100 shares of common stock and is convertible into 1.25 shares of common stock at the discretion of its holder.  Each Class 2 share has voting rights equivalent to 1 share of common stock and is convertible into one share of common stock at the discretion of its holder.

18

Our board of directors has the right, without shareholder approval, to issue preferred shares.  As a result, these preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with the intent to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 100,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted, resulting in your percentage of ownership in us decreasing.

As described in the Description of Business section, we have issued all 3,750,000 Series 1 Class P-2 Shares to Allkey Ltd., a United Kingdom registered entity, in consideration for certain patent rights related to a personal massaging device developed by Allkey Ltd.  We have the right to repurchase some or all of the shares for USD $26,250,000 on or before December 31, 2012.  If we choose not to repurchase all of the shares by such date, Allkey Ltd. has the right to sell the shares to a third-party through any lawful transaction, public or private.  If the proceeds from such third-party sale are less than USD $26,250,000, then we are obligated to pay the difference between such sales price and purchase price to Allkey Ltd.  However, prior to any third party sale, Allkey Ltd. shall notify us of the terms of such proposed third party sale.  Upon receipt of such notice, we shall have 30 days to purchase all, but not less than all, of the shares subject to such third party sale on the same terms as such third party sale.  If we fail to purchase such shares, then Allkey Ltd. may complete the third party sale.

We are not registering any shares of preferred stock pursuant to the registration statement.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things.  The statute is limited to corporations that are organized in the State of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute currently does not apply to us.

Warrants and Options

Pursuant to the Purchase Agreement entered into on August 6, 2010, we agreed to issue to Selling Stockholder 9,000,000 warrants (the “Warrants”) with each warrant granting Selling Stockholder the option to purchase one share of our common stock registered in the registration statement at an exercise price of $7.00 per share. The purchase price will be adjusted to account for stock splits, stock dividends and similar extraordinary events.  The warrants will expire two years from the date of issuance.  Currently, there are no options outstanding.

Registration Rights

Pursuant to the Registration Rights Agreement entered into on August 6, 2010 by and between Selling Stockholder and us (the “Registration Rights Agreement”), within thirty (30) days of August 6, 2010, we are required to file a registration statement that includes this prospectus with the SEC covering the Shares and Warrant Shares underlying the Warrants that have been issued to Selling Stockholder under the Purchase Agreement.

THE PURCHASE AGREEMENT

General

19

On August 6, 2010, we entered into a purchase agreement ( the “Purchase Agreement”) with Selling Stockholder, together with the Registration Rights Agreement, whereby within ten (10) days of the execution date of the Purchase Agreement, we agreed to sell to Selling Stockholder and Selling Stockholder agreed to purchase from us, at the price of US $7.00 per share, Six Million (6,000,000) shares of common stock (the “Shares”) and Nine Million Warrants with each Warrant entitling Selling Stockholder the option to purchase one share of our common stock  at an exercise price of US $7.00 per share.  The Warrants will expire two years from the date of issuance. The total purchase price for the Shares and Warrants is Forty Two Million and No/100 dollars (US $42,000,000.00), payable in periodic tranches as directed by us over the course of a maximum seven month period (the “Periodic Payment”). Selling stockholder has exercised its rights under the Registrations Rights Agreement, causing us to file this prospectus and Registration Statement.  Pursuant to the terms of the Purchase Agreement, the first Periodic Payment of Seven Million and No/100 Dollars (US $7,000,000.00) is due ten (10) days after the effective date of the Registration Statement of which this prospectus forms a part.

Effect of Performance of the Purchase Agreement on Our Stockholders

In connection with entering into the Purchase Agreement with Selling Stockholder, we authorized the sale to Selling Stockholder of up to 15,000,000 shares of our common stock.  The number of shares ultimately offered for sale by Selling Stockholder hereunder is dependent upon the Warrant issued to Selling Stockholder.  All 15,000,000 shares registered in this offering are expected to be freely tradable. The sale by Selling Stockholder of  even a modest amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile (assuming a market develops, as there presently is no active market for our shares).  Moreover, sales of our common stock to Selling Stockholder under the Purchase Agreement and the exercise of the outstanding Warrants by Selling Stockholder  has resulted in substantial dilution to the interests of other holders of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements included in this prospectus and registration statement have been audited by UHY LLP, an independent registered public accounting firm, and Li & Company P.C., an independent registered public accounting firm, each to the extent and for the periods set forth in their respective reports appearing elsewhere herein and in the registration statement, and are included in reliance upon the authority of said firms as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

The Company

We are a development stage company originally incorporated in the state of Delaware under the name TNT Designs Inc. (“TNT”).  At the time of our inception, we were engaged in the business of marketing and distributing scarves, handbags and other products from India.  On October 7, 2009, we merged with and into Trim Nevada Inc., a Nevada corporation.  The merger was effectuated for the purpose of changing our domicile from Delaware to Nevada.  In connection with the merger, we changed our name to Trim Holding Group.  Following the merger, we changed our business and we now intend to engage in designing, marketing, and selling products in the Health Care and Environmental Quality sectors.  More specifically, we are focused on investigating the acquisition of products or businesses in the Health Care and Environmental Quality sectors.

20

As we are still an early stage developing company and our business plans are still evolving, there is no assurance that we will be able to achieve sales revenues sufficient to become profitable.  We anticipate that the funds to be paid to us by Selling Shareholder in connection with the Purchase Agreement will be sufficient to fund our operating and business plan as presently contemplated for at least twelve (12) months.

Our Product

Pursuant to the terms and conditions of that certain Patent Agreement we entered into with Allkey Ltd. on December 31, 2009 (as described in greater detail under the Patent Agreement paragraph of this Description of Business section), we acquired the patent rights for our first product, a personal care massaging device.

Our personal care massaging device contains a vibrating generator with relative accessories and two 1.5 volt batteries. Moving the switch on the device from off to on, vibrations are transmitted via small elastic arms with circular heads which vibrate, massage and stimulate.  The device can be operated independently, including without using hands and when applied to certain points on the back and front of the body, favors circulation and soothes pain in the corresponding parts of the body.

Sales and Marketing, Manufacturing, and Distribution

Upon receipt of the first Periodic Payment required under the Purchase Agreement, we plan to begin the process of  developing sales channels for our personal care massaging device in the USA, Mexico, and Canada, the countries we acquired patent rights for under the Patent Agreement. We intend to initially sell and market our personal care massaging device to drug stores, and as such, we are in the process of initiating contacts with representatives of such companies in order to successfully implement our sales and marketing plan.  Initially, we plan for our personal care massaging device will be manufactured in Italy by one or more contractors.  At such point as it becomes economically viable to construct our own production facility, we intend to initiate manufacturing at that facility and cease manufacturing operations in Italy.  We are presently evaluating and developing a business plan for the distribution of our personal care massaging device.  If our plans are successful, we anticipate beginning construction on our production facility so that it is completed in the 4th Quarter of 2011.

Competition

We will face significant competition in the Health Care and Environmental Quality sectors.  While we are aware there are numerous companies in these sectors from which we will face competition, we have not specifically identified our competitors at this point, in part because we have not fully identified the specific areas of the sectors in which we intend to compete.

Many of our competitors will likely have longer operating histories and significantly greater financial, technical, marketing and other resources than we do. As a result, some of these competitors may choose to devote greater resources to the development, promotion, sale and support of their products, and may be able to leverage sales of other product lines and existing relationships with customers in connection with the marketing and sales of their products. Competitors that have larger market capitalization or cash reserves are better positioned than we are to acquire other companies in order to gain new technologies or products that may displace ours.

After developing or acquiring products or businesses in our sector, we plan to compete primarily by emphasizing the innovative design and practical and easy use of our products.

21

We acquired the personal care massaging device described above because of its unique, patent protected features and our belief that it will be widely accepted in the marketplace.  However, competition for personal massaging devices is intense and diverse, with competitors ranging from small privately held businesses to large multinational corporations including Hitachi® and Conair®.  It will be difficult and expensive to obtain market share for our personal care massaging device against such entrenched competitors.

Government Regulation and Standards

We are not aware of existing or contemplated government regulations affecting our personal care massaging device product or our business related thereto.

Because we have not specifically identified our other products or markets (other than our intent to compete in the Health Care and Environmental Quality sectors generally), we are not specifically aware at this time of any existing or probable government regulations that might affect the operation of our business.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws other than routine compliance expenses in the construction of our corporate headquarters.  However, Federal, state, local and foreign governments could enact laws or regulations concerning environmental matters that increase the cost of producing, or otherwise adversely affect the demand for products in our industry.  In addition, while we anticipate initially hiring third parties to manufacture our products, certain of our future operations may be subject to Federal, state, local and foreign environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid and hazardous wastes.  We have not yet and do not currently expect to make significant capital expenditures in order to comply with applicable environmental laws and regulations.  We cannot predict with certainty our future capital expenditure requirements because of continually changing compliance standards and environmental technology.  We do not have insurance coverage for environmental liabilities and do not anticipate obtaining such coverage in the future unless needed due to new or evolved business plans.

Intellectual Property

We expect to rely on a combination of trade secrets, including know-how, patents, employee and third-party nondisclosure agreements, copyright laws and contractual rights to establish and protect our proprietary rights in our products. Despite our efforts to protect our intellectual property rights, it may be possible for unauthorized third parties to copy portions of our products or to reverse engineer or otherwise obtain and use some technology and information that we regard as proprietary. Moreover, the laws of some countries do not afford us the same protection to proprietary rights as do the laws of the United States. There can be no assurance that legal protections relied upon by us to protect its proprietary position will be adequate.

Patent Agreement

Under a patent agreement dated December 31, 2009 with Allkey Ltd., we obtained the full and exclusive right, title, and interest in patents for a personal care massaging device.  The patents purchased are for the United States, Canada, and Mexico.

In consideration for such patent rights, we contracted to pay USD $26,250,000 to Allkey Ltd., payable by issuing and delivering to them 3,750,000 Series 1 Class P-2 Shares.  We have the right to repurchase some or all of the shares for USD $26,250,000 on or before December 31, 2012.  If we choose not to repurchase all of the shares by such date, Allkey Ltd. has the right to sell the shares to a third-party through any lawful transaction, public or private.  If the proceeds from such third-party sale are less than USD $26,250,000, then we are obligated to pay the difference between such sales price and purchase price to Allkey Ltd.  However, prior to any third party sale, Allkey Ltd. shall notify us of the terms of such proposed third party sale.  Upon receipt of such notice, we shall have 30 days to purchase all, but not less than all, of the shares subject to such third party sale on the same terms as such third party sale.  If we fail to purchase such shares, then Allkey Ltd. may complete the third party sale.

22

Additionally, we acquired the option to acquire the exclusive patent rights in 46 other countries.

Employees

We have commenced only limited operations. Therefore, we have no full-time employees. Our officers, Louis Bertoli and Nitin Amersey, and our directors, Louis Bertoli, Nitin Amersey, John B. Mitchell, Roger R. Schwartz, and John Dunlap, III provide services to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

DESCRIPTION OF PROPERTY

We do not currently lease or own any real property. We currently maintain our corporate offices at 300 Center Avenue Suite 202, Bay City, MI 48708. While we believe that this space is adequate for our immediate operating needs, we do intend to expand our corporate offices and construct a warehouse and production facility on our corporate campus with the proceeds we receive from the sales of our common stock and upon exercise of warrants, the underlying shares of which are included in the registration statement of which this prospectus is a part, under the Purchase Agreement.  We do not have any policies regarding investments in real estate, securities, or other forms of property.  At this time, there is no cost to us to use these offices.

We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Before we effectuated the merger (as described herein in the Corporate Background Section) on October 7, 2009, we traded on the OTC Bulletin Board under the name TNT Designs Inc. and trade symbol “TNTD”. After the merger, we changed our name and business and are now trading on the OTC Bulletin Board under the trade symbol “TRHG”. On February 23, 2010, we were delisted from the OTC Bulletin Board due to non-timely filings of periodic reports; presently, we are quoted on the Pink Sheets (OTCQB).  Because we have been operating under our new trade symbol for a short duration of time and have not commenced operations of our new business nor have we generated revenue from the new business, we have not experienced any market activity up to this point in time.

23

Security Holders

As of August 25, 2010, there were 8,260,000 common shares outstanding which were held by approximately 416 stockholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all of our future earnings to finance the growth and development of our business.

Transfer Agent

Bay City Transfer Agency and Registrar, Inc. is currently serving as our transfer agent.

PLAN OF OPERATION

We are currently looking for business opportunities in the Health Care and Environmental Quality sectors.  We are in the process of developing plans to enter into those sectors and are looking for product/business/

investment in those sectors as well.  We are presently evaluating and developing a business plan for the manufacture, marketing, and sale in the USA, Mexico, and Canada of the personal care massaging device we recently acquired.

An important part of our development and growth strategy is the development of new products.  We will commit resources to developing new products for our target markets, improving performance and reliability, and reducing costs.

Liquidity and Capital Resources

As of August 25, 2010, we had $9,042 cash on hand and current liabilities of $227,500.  We will need additional financing in the future to operate our business, develop a marketing program and address infrastructure needs.  We believe that the funding we receive in connection with the Purchase Agreement will be sufficient to fund our operations for the next twelve (12) months.

Results of Operations

As of August 25, 2010 we have not yet begun production operations.  As a development stage company, we have no operating history.  The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

Inflation

At this time, we do not believe that inflation and changes in price will have a material effect on operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

24

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

UHY LLP, an independent registered public accounting firm, is our auditor.  Prior to October 7, 2009, Li & Company P.C was our auditor.  There have not been any other changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our current executive officers and directors and their ages are as follows:

Name                                         Age                      Position

Louis Bertoli                             35                            Chairman of the Board, President and CEO

Nitin Amersey                          58                            Director, CFO, Corporate Secretary and Treasurer

John B. Mitchell                       60                            Director

Roger R. Schwartz                   59                            Director

John Dunlap, III                      51                            Director

Set forth below is information relating to the business experience of each of our directors and executive officers.

Louis Bertoli, age 35, was appointed Chairman of the Board, Chief Executive Officer and President in June 2009.   Mr. Bertoli received a degree as a professional Surveyor in Brescia, Italy and continued his studies in the University of Civil Engineering of Brescia, Italy.  Subsequently Mr. Bertoli devoted his full time to the companies held by his family, which focus on the developments of new innovative technologies in the health care industries.  Mr. Bertoli has over 5 years of experience in these sectors.  He also has served as a director of Gioto & Sons Ltd.- UK from September 2006 through the current date.  Mr. Bertoli also served as a Director of AIRAM Ltd.-UK from March 2003 until the time of the dissolution in January 2009.

Nitin Amersey, age 58, has over thirty-six years of experience in international trade, marketing and corporate management. Mr. Amersey was elected as a director of Environmental Solutions Worldwide and has served as a member of the board since January 2003. Mr. Amersey was appointed interim Chairman of the Board in May 2004 and subsequently was appointed Chairman of the Board in December 2004 and served as Chairman of ESW’s Board through to January 2010. In addition to his service as a board member of Environmental Services Worldwide, Mr. Amersey has been Chairman of Scothalls Limited, a private trading firm since 1978. Mr. Amersey has also served as President of Circletex Corp., a financial consulting management firm since 2001 and has served as chairman of Midas Touch Global Media Corp. from 2005 to the present. He is also Chairman of Hudson Engineering Industries Pvt. Ltd. and of Trueskill Technologies Pvt. Ltd., private companies domiciled in India. He is a director and CFO of the Trim Holding Group, and the Chairman of ABC Acquisition Corp. 1502, both public corporations. From 2003 to 2006 Mr. Amersey was Chairman of RMD Entertainment Group and also served during the same period as chairman of Wide E-Convergence Technology America Corp. Mr. Amersey is also the owner of Langford Business Services LLC. Mr. Amersey has a Master of Business Administration Degree from the University of Rochester, Rochester, N.Y. and a Bachelor of Science in Business from Miami University, Oxford, Ohio. He graduated from Miami University as a member of Phi Beta Kappa and Phi Kappa Phi. He is the sole member manager of Amersey Investments LLC. Mr. Amersey also holds a Certificate of Director Education from the NACD Corporate Director’s Institute.

25

John B. Mitchell, age 60, is a Professor of Finance at Central Michigan University since 1975. Mr. Mitchell is also the Founder and President of the Chippewa Watershed Conservancy, a land trust operating in Clare, Isabella, Gratiot, Mecosta, and Montcalm counties of Michigan. Mr. Mitchell has co-authored articles such as, “Financial Implications of Accounting for Human Resources Using a Liability Model” published in the Journal of Human Resource Costing & Accounting, 2008 volume 12; “Publication vs. Citation: Impact on Scholarly Contribution” published in Advances in Financial Education, Fall 2005; “Citation Patterns in the Finance Literature” published in Financial Management 30, Autumn 2001; and the “Stock Market Reaction to Plant Closings” published in American Journal of Business, 1993 volume 8.

Roger R. Schwartz, age 59, was employed by the Dow Chemical Company for over 30 years. While employed with Dow Chemical Company, Mr. Schwartz held a number of positions in sales, marketing, and business management. Mr. Schwartz retired from the position of Business Vice President for Dow Chemical Company’s Polyethylene Business in 2009. Mr. Schwartz also served on the Board of Directors for Univation, a joint venture technology licensing company owned equally between Dow Chemical and Exxon Mobil, from 2008 - 2009. Additionally, Mr. Schwartz served on the Board of Directors for Petromont, a Montreal petrochemical company, from 2002 – 2004.

John Dunlap, III, age 51, currently owns Dunlap Group, a California-based advocacy and consulting firm since 2007. Additionally, Mr. Dunlap has served on the Board of Director’s of Environmental Solutions Worldwide Inc. (ESW) since 2007. He previously served as President and CEO of the 20,000 member California Restaurant Association (CRA) from 1998 to 2004. In 2003, he was appointed by California Governor Gray Davis to serve as Chairman of the State Compensation Insurance Fund (SCIF). Mr. Dunlap also served five years in California Governor Pete Wilson's Administration as Chairman of the Board of Directors of the California Air Resources Board (CARB) from 1994 to 1999, as well as serving as the Chief Deputy Director of the California Department of Toxic Substances Control from 1993 to 1994. Prior to his state service, Mr. Dunlap worked for the South Coast Air Quality Management District for over 11 years serving as Public Advisor. He also worked for California Congressman Jerry Lewis (R-Redlands), former House Appropriations Committee Chairman. Additionally, Mr. Dunlap served as a Commissioner and Executive Committee member of the California Travel and Tourism Commission, where he was involved in the planning and implementation of the state's marketing and advertising program. Mr. Dunlap has been active with the California Travel Industry Association (CALTIA) serving as Chairman in 2002 and serving as the long-time Chair of their CALTIA Political Action Committee. Mr. Dunlap also has served on the Board’s of the National Restaurant Association, the California Taxpayer’s Association and the American Red Cross.

Directors

Our bylaws authorize no less than one (1) and no more than (11) directors.  We currently have five Directors.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

26

We have no significant employees.

Director or Officer Involvement in Certain Legal Proceedings

During the past five years, none of the following occurred with respect to one of our present or former directors or executive officers: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Director Independence

While we are not at this time required to have our board comprised of a majority of “independent directors” as we are not subject to the listing requirements of any national securities exchange or association, all members of our board of directors other than Louis Bertoli, our CEO, and Nitin Amersey, our CFO, meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

Committee of the Board of Directors

Our board of directors has established three standing committees: (1) the Compensation Committee, (2) the Audit Committee and (3) the Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the board of directors and which will be available upon request to us.

Compensation Committee

Our board of directors has established a Compensation Committee, comprised of Mr. Dunlap and Mr. Schwartz.  All of the members of our Compensation Committee are independent directors.

Our Compensation Committee is authorized, among other duties and powers as provided for in its Charter, (attached as Exhibit 99.1 hereto and incorporated herein by reference) to:

•	review and recommend the compensation arrangements for management, including the compensation for our chief executive officer;

•	establish and review general compensation policies with the objective of attracting and retaining superior talent, rewarding individual performance and achieving our financial goals;

•

review at least annually our policy regarding the frequency and schedule for equity awards to employee and directors and make recommendations to the board of directors of such changes as the Compensation Committee deems appropriate; and

•	annually review the compensation of directors and submit any recommendations for changes thereto to the board of directors.

Audit Committee

27

Our board of directors has established an Audit Committee, comprised of Mr. Mitchell and Mr. Schwartz.  Both of the members of our Audit Committee are independent directors.  Mr. Mitchell serves as chairman of the Audit Committee. Our board of directors has determined that Mr. Mitchell is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee is authorized, among other duties and powers as provided for in its Charter, (attached as Exhibit 99.2 hereto and incorporated herein by reference) to:

•	provide assistance to our board of directors in its oversight of the integrity of our accounting and financial reporting processes and of the audits of our financial statements;

•	provide assistance to our board of directors in its oversight of our compliance with legal and regulatory requirements;

•	provide assistance to our board of directors in its oversight of our outside auditor’s independence and qualifications;

•	provide assistance to the board of directors in its oversight of the performance of our internal audit function and outside auditors;

•	directly appoint, retain or terminate, compensate, and oversee and evaluate our outside auditors, and to approve all audit engagement fees and terms;

•

prior to the initial engagement of any public accounting firm to be our outside auditors, to obtain and review a written report from such firm regarding all relationships between such firm or its affiliates and the Company or persons in a financial reporting oversight role at the Company;

•	pre-approve and/or adopt policies governing audit committee pre-approval of, all audit services to be provided by our outside auditor;

•	pre-approve and/or adopt policies governing audit committee pre-approval of, all permitted non-audit services and related fees to be provided by the outside auditors;

•	review with management, our outside auditors and our internal auditors the adequacy of our internal controls, including computerized information system controls and security; and

•

review with management, our outside auditors and our internal auditors any related significant finding and recommendations of the outside auditors and/or the internal auditors together with managements responses thereto.

Prior to the closing of this offering, we expect that our board of directors will identify a director who will qualify as our audit committee financial expert.

UHY LLP has been our independent registered public accounting firm since October, 2009.

Nominating and Corporate Governance Committee

Our board of directors has established a Nominating and Corporate Governance Committee, comprised of Mr. Dunlap, Mr. Schwartz, and Mr. Mitchell, each of whom is an independent director of the Company. Mr. Dunlap serves as chairman of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is authorized, among other duties and powers as provided for in our Committee Authority and Responsibilities Policy attached as Exhibit 99.3 hereto and incorporated herein by reference, to:

•	identify and nominate members of the board of directors;

•	oversee the evaluation of the board of directors and management;

•	evaluate and make recommendations to our board of directors concerning the size and structure of the board;

•	evaluate the performance of the members of the board of directors;

•	make recommendations to the board of directors as to the structure, composition and functioning of the board of directors and its committees; and

28

•	periodically review corporate governance trends and where appropriate, make recommendations to the Board of Directors on the governance of the Company.

We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee and board of directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. Our Nominating and Corporate Governance Committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members and professional and personal experiences and expertise relevant to our growth strategy.

Code of Ethics

On June 4, 2010, we adopted a code of ethics that applies to our officers, directors and employees. We have filed a copy of our code of ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of our code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Related Persons Transactions Policy

On June 4, 2010, we adopted a written Related Party Transaction Policy for the review, approval and ratification of transactions involving the “related parties” of Trim Holding Group. In each case, related parties includes directors and nominees for director, executive officers and immediate family members of the foregoing, as well as security holders known to beneficially own more than five percent of our common stock. The policy covers any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, in which we were, is or will be a participant and in which a related party has any direct or indirect interest.  The policy is administered by our board of directors. The Related Party Transaction Policy is attached as Exhibit 99.4 hereto and incorporated by reference herein.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on February 17, 2004 and subsequent merger and re-domicile on October 7, 2009, we have not compensated any of our officers, directors or employees. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on February 17, 2004 and subsequent merger and re-domicile on October 7, 2009, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on February 17, 2004 and subsequent merger and re-domicile on October 7, 2009, none of our directors or executive officers has held unexercised options, stock that has not vested, or equity incentive plan awards.

29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table lists, as of August 25, 2010, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 8,260,000 shares of our common stock and issued and outstanding as of August 25August 25, 2010.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Number of Shares of Series 1, Class P-1 Preferred Stock	Percent	Number of Shares of Series 1, Class P-2 Preferred Stock	Percent

Allkey Ltd. (1)(8)	6,000,000	73%	-0	-	3,750,000	-
Louis Bertoli (2)(4)(8)	1,990,000	24%	22,000	-	-	-
Nitin Amersey (3)	5,100	*	-	-	-	-
John B. Mitchell (5)	500	*	-	-	-	-
Roger R. Schwartz (6)	500	*	-	-	-	-
John Dunlap, III (7)	500	*	-	-	-	-
All directors and executive officers as a group (5 people)	1,996,600	24.2%	-	-	-	-

* Less than 1%

The address of Allkey Ltd. is 57-61 Market Place Cannock-Staffordshire WS11-1BP England. The address of each of the other individuals listed above is 300 Center Avenue Suite 202, Bay City, MI 48708.

(1)  Allkey Ltd pursuant to the Purchase Agreement, acquired 6,000,000 shares of our common stock and 9,000,000 warrants.  If Allkey Ltd, exercises all 9,000,000 warrants under the Purchase Agreement, Allkey Ltd. will own an additional 9,000,000 shares of our common stock.  Allkey Ltd. also owns 3,750,000 shares of our Series 1, Class P-2 preferred stock.  If Allkey Ltd. were to convert all such shares to common stock, it would own an additional 3,750,000 shares of common stock.  If Allkey Ltd. chooses to exercise all 9,000,000 Warrants and convert all 3,750,000 preferred shares, it would own 18,750,000 shares of common stock or 89%.

(2)  Mr. Bertoli is our Chairman of the Board and President and Chief Executive Officer of Trim Holding Group.

30

(3) Mr. Amersey is a director and Chief Financial Officer, Corporate Secretary and Treasurer of Trim Holding Group.

(4)  On December 4, 2009, the Company issued Mr. Bertoli 22,000 shares of Series 1 Class P-1 Shares.  Each share of preferred stock is convertible into 1.25 shares of common stock.  These shares, if converted, would increase Mr. Bertoli’s common shares held to 2,017,500 and result in his percentage ownership increasing to 25.2%.

(5)  Mr. Mitchell is a director of Trim Holding Group.

(6)  Mr. Schwartz is a director of Trim Holding Group.

(7)  Mr. Dunlap is a director of Trim Holding Group.

(8)  The voting rights associated with Mr. Bertoli’s and Allkey Ltd’s preferred shares increases Mr. Bertoli’s effective voting rights to 30.0% of all common stock issued and outstanding and increases Allkey Ltd.’s effective voting rights to 69.9% of all common shares issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Amersey Investments LLC. has been engaged to provide consulting services to us for the next 2 calendar years for a monthly fee of $5,000.00.  Mr. Nitin Amersey is a principal of Amersey Investments LLC.  Mr. Amersey also serves as an executive officer and director of our Company.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

Accounting Fees and Expenses	$2,850

SEC registration fee	$7,486.50

Legal fees and other expenses	$30,000

Total	$39,986.50

LEGAL MATTERS

Joyce, Thrasher, Kaiser & Liss, LLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

31

The financial statements included in this prospectus and in the registration statement have been audited by UHY LLP, an independent registered public accounting firm, and Li & Company, PC, an independent registered public accounting firm, eachto the extent and for the period set forth in their respective reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities  (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

32

DEALER PROSPECTUS DELIVERY OBLIGATIONS

Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

33

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by us, are as follows:

Securities and Exchange Commission registration fee	$7,486.50
Printing and Engraving Fees	$0
Accounting fees and expenses	$2,850.00
Legal fees and expenses	$30,000.00
Total	$39,986.50

All amounts are estimates, other than the Commission's registration fee.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

  a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
  a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
  a transaction from which the director derived an improper personal profit; and
  willful misconduct.

Our bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director or officer of us, or is or was a director  serving at the request of us as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of us, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of us, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Under our bylaws, we will also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in its favor by reason of the fact that he is or was a director or officer of us, or is or was a director or officer of us serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of us; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Nevada Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Nevada Court or such other court shall deem proper.

34

Any indemnification under our bylaws (unless ordered by a court) shall be made by us only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in our bylaws, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that one of our directors or officers has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Under our bylaws, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of us, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of our Company or another enterprise, or on information supplied to him by the officers of our Company or another enterprise in the course of their duties, or on the advice of legal counsel for our Company or another enterprise or on information or records given or reports made to our Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by our Company or another enterprise. The term another enterprise as used in our bylaws means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of us as a director, officer, employee or agent.

In accordance with our bylaws, expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized under our bylaws.

The indemnification and advancement of expenses provided by or granted pursuant shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being our policy that indemnification shall be made to the fullest extent permitted by law.

Item 15. Recent Sales of Unregistered Securities

On August 6, 2010, we entered into a purchase agreement ( the “Purchase Agreement”) with Selling Stockholder, together with a registration rights agreement (the “Registration Rights Agreement”), whereby within ten (10) days of the execution date of the Purchase Agreement (the “Closing Date”), we agreed to sell to Selling Stockholder and Selling Stockholder agreed to purchase from us, at the price of US $7.00 per share, Six Million (6,000,000) shares of common stock (the “Shares”) and Nine Million (9,000,000) warrants (the “Warrants”) with each Warrant entitling Selling Stockholder the option to purchase one share of our common stock at an exercise price of US $7.00 per share.  The Warrants will expire two years from the date of issuance. The total purchase price for the Shares and Warrants is Forty Two Million and No/100 dollars (US $42,000,000.00), payable in periodic tranches as directed by us over the course of a maximum seven month period (the “Periodic Payment”). The first Periodic Payment of Seven Million and No/100 Dollars (US $7,000,000.00) is ten (10) days after the effective date of the Registration Statement. The Shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

35

On December 4, 2009, we issued 22,000 shares of preferred stock to Mr. Louis Bertoli in consideration for  and in satisfaction of an outstanding debt incurred from a cash loan of $192,500 provided to us by Mr. Bertoli. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

As described in the Description of Business section, on December 31, 2009, we issued 3,750,000 Series 1 Class P-2 Shares to Allkey Ltd., a United Kingdom registered entity, in consideration for certain patent rights related to a personal care product detained by Allkey Ltd.  We have the right to repurchase some or all of the shares for USD $26,250,000 on or before December 31, 2012.  If we choose not to repurchase all of the shares by such date, Allkey Ltd. has the right to sell the shares to a third-party through any lawful transaction, public or private.  If the proceeds from such third-party sale are less than USD $26,250,000, then we are obligated to pay the difference between such sales price and purchase price to Allkey Ltd.  However, prior to any third party sale, Allkey Ltd. shall notify us of the terms of such proposed third party sale.  Upon receipt of such notice, we shall have 30 days to purchase all, but not less than all, of the shares subject to such third party sale on the same terms as such third party sale.  If we fail to purchase such shares, then Allkey Ltd. may complete the third party sale.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
4.1	Warrant (1)
5.1	Legal Opinion of Joyce Thrasher Kaiser & Liss, LLC
10.1	Purchase Agreement between the Company and Allkey Ltd. dated August 6, 2010 (1)
10.2	Registration Rights Agreement between the Company and Allkey Ltd. dated August 6, 2010 (1)
10.3	Patent Assignment Agreement between the Company and Allkey Ltd. dated December 31, 2009(1)
14.1	Code of Ethics adopted on June 4, 2010
23.1	Consent of UHY LLP
23.2	Consent of Li & Company P.C.
23.3	Consent of Joyce Thrasher Kaiser & Liss, LLC (contained in the opinion filed as Exhibit 5.1)
99.1	Charter of the Compensation Committee adopted on June 4, 2010 (1)
99.2	Charter of the Audit Committee adopted on June 4, 2010 (1)
99.3	Nominating and Corporate Governance Committee Authority and Responsibilities adopted on June 4, 2010
99.4	Related Party Transaction Policy adopted on June 4, 2010

(1) Included in previously filed reporting documents.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

36

(iii)  Include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)   To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registr     ation statement to be signed on its behalf by the undersigned, in Bay City, Michigan on August 25, 2010.

TRIM HOLDING GROUP

By: /s/ Louis Bertoli

Louis Bertoli

President and Chief Executive Officer

Chairman of the Board of Directors

By: /s/ Nitin Amersey

Nitin Amersey

Chief Financial Officer, Corporate Secretary and Treasurer

Director

37